                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 --------------


                           TELE-COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



                 DELAWARE                               84-1260157
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

           5619 DTC PARKWAY
          ENGLEWOOD, COLORADO                           80111-3000
(Address of principal executive offices)                (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

     NONE.

     Securities to be registered pursuant to Section 12(g) of the Act:

TELE-COMMUNICATIONS, INC. SERIES A TCI VENTURES GROUP COMMON STOCK, PAR VALUE $1.00 PER SHARE.

TELE-COMMUNICATIONS, INC. SERIES B TCI VENTURES GROUP COMMON STOCK, PAR VALUE $1.00 PER SHARE.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The securities to be registered hereby are the Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share, of Tele-Communications, Inc., a Delaware corporation (the "Company"), and the Tele-Communications, Inc. Series B TCI Ventures Group Common Stock, par value $1.00 per share, of the Company (collectively, the "TCI Ventures Group Common Stock").

        For a description of the TCI Ventures Group Common Stock and the other capital stock of the Company and certain anti-takeover provisions included in the charter and bylaws of the Company, see the information set forth under the captions "Description of TCI Ventures Group Common Stock and Effects on Existing Common Stock," "Existing Capital Stock," and "Anti-Takeover Considerations" on pages 49-66, 72-73, and 73-75, respectively, of the Preliminary 1997 Annual Proxy Statement dated June 6, 1997, filed pursuant to
Section 14 of the Securities Exchange Act of 1934 (the "Preliminary Proxy Statement") (Commission File 0-20421), which information is incorporated herein by reference. Copies of such pages are filed as Annex I hereto.


ITEM 2. EXHIBITS

        The following exhibits are filed as part of this Registration Statement on Form 8-A (in addition to Annex I attached hereto):

 1 Restated Certificate of Incorporation of the Company dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995,
        January 25, 1996, January 25, 1996 and April 7, 1997.

 2 Proposed Amendments to the Restated Certificate of Incorporation of the Company to be filed with the Delaware Secretary of State in the event that such amendments are approved by the stockholders of the Company at the Company's annual meeting of stockholders to be held on August 28, 1997.

*3 Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).


------------------
* Incorporated by reference as indicated pursuant to Rule 12b-32.

                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      TELE-COMMUNICATIONS, INC.



                                      By: /s/ Stephen M. Brett
                                         ---------------------------------
                                         Stephen M. Brett
                                         Executive Vice President and Secretary


Date: June 26, 1997

                                                                         Annex I


              [THE FOLLOWING DESCRIPTION APPEARS IN THE COMPANY'S
                 PRELIMINARY PROXY STATEMENT ON PAGES 49-69.]


DESCRIPTION OF TCI VENTURES GROUP COMMON STOCK AND EFFECTS ON EXISTING COMMON STOCK

         THE FOLLOWING DESCRIPTION IS QUALIFIED BY REFERENCE TO THE INDEX OF CERTAIN DEFINED TERMS CONTAINED IN ANNEX I TO THIS PROXY STATEMENT AND TO ANNEX II TO THIS PROXY STATEMENT, WHICH CONTAINS THE FULL TEXT OF THE PROPOSED AMENDMENTS TO THE COMPANY CHARTER.

  GENERAL

         The Company Charter currently provides that the Company is authorized to issue 3,602,375,096 shares of capital stock, including (i) 3,550,000,000 shares of Common Stock, of which 1,750,000,000 shares are designated Series A TCI Group Common Stock, 150,000,000 shares are designated Series B TCI Group Common Stock, 750,000,000 shares are designated Series A Liberty Media Group Common Stock, 75,000,000 shares are designated Series B Liberty Media Group Common Stock, 750,000,000 shares are designated Series A TCI Telephony Group Common Stock and 75,000,000 shares are designated Series B TCI Telephony Group Common Stock and (ii) 52,375,096 shares of Preferred Stock. If the TCI Ventures Group Stock Proposal is approved, the Company Charter will be amended to, among other things, change the designation of the Series

A Telephony Group Common Stock and Series B Telephony Group Common Stock to Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, respectively.

         The authorized but unissued shares of TCI Ventures Group Common Stock will be available for issuance by the Company from time to time, as determined by the Board of Directors, for any proper corporate purpose, which could include raising capital, acquiring other companies or making investments or providing compensation or benefits to employees. The issuance of such shares would not be subject to approval by the stockholders of the Company, unless deemed advisable by the Board of Directors or required by applicable law, regulation or Nasdaq National Market requirements.

  VOTING RIGHTS

         Holders of Series A TCI Ventures Group Common Stock will be entitled to one vote for each share of such stock held and holders of Series B TCI Ventures Group Common Stock will be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Holders of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock will continue to be entitled to one vote for each share of such stock held and holders of Series B TCI Group Common Stock and Series B Liberty Media Group Common Stock will continue to be entitled to ten votes for each share of such stock held. Except as may otherwise be required by the laws of the State of Delaware, or, with respect to any class of Preferred Stock or any series of such a class, in the Amended Charter (including any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by the Amended Charter), the holders of TCI Group Common Stock, the holders of Liberty Media Group Common Stock, the holders of TCI Ventures Group Common Stock and the holders of each class or series of Preferred Stock, if any, entitled to vote thereon will vote as one class with respect to all matters to be voted on by stockholders of the Company.

         The term "Voting Securities" will include the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, in addition to the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series C Preferred Stock and any other class or series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual or special meeting. The affirmative vote of holders of at least 66 2/3% of the total voting power of the then-outstanding Voting Securities, voting together as a single class, is required for (i) the amendment, alteration or repeal of any provision of the Amended Charter or the addition or insertion of other provisions therein, (ii) the adoption, amendment or repeal of any provision of the Company's Bylaws, unless approved by at least 75% of the members of the Board of Directors then in office, in which case no vote of stockholders will be required, (iii) the merger or consolidation of the Company with or into any other corporation other than a merger or consolidation which does not require the consent of stockholders under the DGCL or which at least 75% of the members of the Board of Directors then in office have approved (in which case such merger or consolidation would require the approval of a majority of the total voting power of the then-outstanding Voting Securities), (iv) the sale, lease or exchange of all or substantially all of the property and assets of the Company or (v) the dissolution of the Company. Both the Amended Charter and the Company Charter provide that a director may only be removed for "cause" (as defined) and that any action to remove a director must be approved by the holders of 66 2/3% of the total voting power of the then-outstanding shares entitled to vote in the election of directors (which would include the Class B Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock in addition to the Voting Securities).

         The holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock will not have any rights to vote as a separate class or series on any matter coming before the stockholders of the Company, except with respect to certain limited class and series voting rights provided under the DGCL. Similarly, under the Company Charter and the Amended Charter, none of the Series A TCI Group Common Stock, Series B TCI Group Common Stock, Series A Liberty Media Group Common Stock or Series B Liberty Media Group Common Stock have any separate class or series voting rights, except as provided under the DGCL. Under the DGCL, the approval of the holders of a majority of the outstanding shares of any class of capital stock of a corporation, voting separately as a class, is required to approve any amendment to the charter that would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, provided that, if any amendment would alter or change the powers, preferences or special rights of one or more series of the class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment would be entitled to vote thereon separately as a class. Because the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock will each be a separate series of a single class of stock, each series would be entitled to vote separately as a class upon an amendment to the Amended Charter that would alter or change the powers, preferences or special rights of such series so as to affect them adversely only if the other series were not so affected. The DGCL does not provide for any other separate voting rights of a class or series of capital stock (other than with respect to a change in par value or, in certain circumstances not applicable in the case of the Company's outstanding stock, an increase or decrease in the authorized shares of such class or series). Consequently, because most matters brought to a stockholder vote will require the approval of only a specified percentage of all of the Company's outstanding capital stock entitled to vote on such matters (including the TCI Group Common Stock, the Liberty Media Group Common Stock and the TCI Ventures Group Common Stock) voting together as a single class, if the holders of one or more series of Common Stock have more than the number of votes required to approve any such matter, such holders would be in a position to control the outcome of the vote on such matter.

  DIVIDENDS

         Dividends on TCI Ventures Group Common Stock. Dividends on TCI Ventures Group Common Stock will be limited to legally available funds of the Company under the DGCL and will be subject to the prior payment of dividends on outstanding shares of Preferred Stock. The DGCL limits the amount of distributions on the Common Stock to the funds of the Company legally available for that purpose, which are determined on the basis of the entire Company and not just the Groups. Consequently, the amount of legally available funds will be reduced by the amount of any net losses of the Groups and any dividends or distributions on, or repurchases of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock and dividends on, or certain repurchases of, Preferred Stock. Certain loan agreements to which certain subsidiaries of the Company are parties or are subject contain restricted payment provisions that limit the amount of dividends, other than stock dividends, that those companies may pay. Future loan agreements may also contain similar restrictions and limits.

         Dividends on the TCI Ventures Group Common Stock, in addition to the limitations set forth in the foregoing paragraph, will be further limited to an amount not in excess of the TCI Ventures Group Available Dividend Amount, which is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Ventures Group Common Stock under the DGCL if the TCI Ventures Group were a separate Delaware corporation. There can be no assurance that there will be a TCI Ventures Group Available Dividend Amount.

         The "TCI Ventures Group Available Dividend Amount," as of any date, means the product of the TCI Ventures Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the TCI Ventures Group less the total liabilities (not including preferred stock) of the TCI Ventures Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Ventures Group Common Stock, each class or series of Preferred Stock attributed to the TCI Ventures Group and the TCI Ventures Group Preferred Interest or (ii) in case there is no such excess, an amount equal to the Company Earnings (Loss) Attributable to the TCI Ventures Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Company Earnings (Loss) Attributable to the TCI Ventures Group," for any period, means the net earnings or loss of the TCI Ventures Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Ventures Group for such period as presented in the combined financial statements of the TCI Ventures Group, including income and expenses of the Company attributed to the operations of the TCI Ventures Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes.

         Except for dividends declared or paid as described below under "--Share Distributions" and "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," any dividends paid on the Series A TCI Ventures Group Common Stock or the Series B TCI Ventures Group Common Stock will be paid only on both series, in equal amounts per share.

         The Board of Directors, subject to the provisions described under this caption "Dividends" and below under "--Share Distributions," will have the authority and discretion to declare and pay dividends on the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock in equal or unequal amounts, notwithstanding the relationship among the TCI Group Available Dividend Amount, the Liberty Media Group Available Dividend Amount and the TCI Ventures Group Available Dividend Amount, the respective amounts of prior dividends declared on, or liquidation rights of, the TCI Group Common Stock, the Liberty Media Group Common Stock or the TCI Ventures Group Common Stock or any other factor. See "Dividend Policy."

         At the time of any dividend or other distribution on the outstanding shares of TCI Ventures Group Common Stock (including any dividend of TCI Ventures Group Net Proceeds from the Disposition of all or substantially all of the properties and assets of the TCI Ventures Group as described under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock"), the TCI Group will (if at such time there is an Inter-Group Interest in the TCI Ventures Group) be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend or other distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount of such dividend or distribution paid or distributed in respect of outstanding shares of TCI Ventures Group Common Stock times (ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

         See Annex IV--Illustration of Certain Terms for illustrations of the calculation of the TCI Ventures Group Inter-Group Interest Fraction and the effects of dividends on shares of TCI Ventures Group Common Stock.

         Dividends on TCI Group Common Stock and Liberty Media Group Common Stock. Dividends on the TCI Group Common Stock are payable out of the lesser of assets of the Company legally available therefor and the TCI Group Available Dividend Amount. Dividends on the Liberty Media Group Common Stock are payable out of the lesser of assets of the Company legally available therefor and the Liberty Media Group Available Dividend Amount. The provisions of the Company Charter regarding dividends on the TCI Group Common Stock and the Liberty Media Group Common Stock will not change pursuant to the TCI Ventures Group Stock Proposal. Because certain of the assets and liabilities attributed to the TCI Ventures Group are currently included in the TCI Group, the TCI Ventures Group Stock Proposal would affect the determination of, and could reduce the amount available for dividends under, the TCI Group Available Dividend Amount.

  SHARE DISTRIBUTIONS

         Distributions on TCI Group Common Stock.   If at any time after the
initial issuance of shares of TCI Ventures Group Common Stock, a distribution paid in TCI Group Common Stock, Liberty Media Group Common Stock, TCI Ventures Group Common Stock, or any other securities of the Company or any other person (a "share distribution") is made with respect to the TCI Group Common Stock, such share distribution will be declared and paid only as follows:

                 (i) a share distribution consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Group Common Stock) to holders of Series B TCI Group Common Stock;

                 (ii) a share distribution consisting of shares of Series A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A Liberty Media Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; provided that the sum of (A) the aggregate number of shares of Series A Liberty Media Group Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of such series that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Distribution Convertible Securities (as defined in the Company Charter) and other than Convertible Securities convertible into or exercisable or exchangeable for Committed Acquisition Shares (as defined in the Company Charter)) is less than or equal to the Number of Shares Issuable with Respect to the Liberty Media Group Inter-Group Interest;

                 (iii) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible

         Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Group Common Stock; provided that the sum of (A) the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock to be so issued (or the number of such shares which would be issuable upon conversion, exercise or exchange of any Convertible Securities to be so issued) and (B) the number of shares of Series A TCI Ventures Group Common Stock that are subject to issuance upon conversion, exercise or exchange of any Convertible Securities then outstanding that are attributed to the TCI Group (other than Pre-Exchange Offer Securities) is less than or equal to the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest; and

                 (iv) a share distribution consisting of any class or series of securities of the Company or any other person other than TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock, Liberty Media Group Common Stock or TCI Ventures Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Group Common Stock and Series B TCI Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Group Common Stock and another class or series of securities to holders of Series B TCI Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

         The Company will not reclassify, subdivide or combine the Series A TCI Group Common Stock without reclassifying, subdividing or combining the Series B TCI Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B TCI Group Common Stock without reclassifying, subdividing or combining the Series A TCI Group Common Stock, on an equal per share basis.

         Distributions on TCI Ventures Group Common Stock. If at any time a share distribution is to be made with respect to the TCI Ventures Group Common Stock, such share distribution will be declared and paid only as follows (or as described under "--Conversion and Redemption" with respect to the redemptions and other distributions referred to therein):

                 (i) a share distribution consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series B TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, on an equal per share basis; or consisting of shares of Series A TCI Ventures Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Series A TCI Ventures Group Common Stock) to holders of Series A TCI Ventures Group Common Stock and, on an equal per share basis, shares of Series B TCI Ventures Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Series B TCI Ventures Group Common Stock) to holders of Series B TCI Ventures Group Common Stock; and

                 (ii) a share distribution consisting of any class or series of securities of the Company or any other person other than as described in the immediately preceding clause (i) and other than TCI Group Common Stock or Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of TCI Group Common Stock or Liberty Media Group Common Stock), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock or on the basis of a distribution of one class or series of securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if the securities so distributed constitute capital stock of a subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

         Because the TCI Ventures Group is not permitted to have an Inter-Group Interest in either the TCI Group or the Liberty Media Group, no distributions on the TCI Ventures Group Common Stock of shares of TCI Group Common Stock (or related Convertible Securities) or Liberty Media Group Common Stock (or related Convertible Securities) are permitted.

         The Company will not reclassify, subdivide or combine the Series A TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series B TCI Ventures Group Common Stock, on an equal per share basis, and the Company will not reclassify, subdivide or combine the Series B TCI Ventures Group Common Stock without reclassifying, subdividing or combining the Series A TCI Ventures Group Common Stock, on an equal per share basis.

         Distributions on Liberty Media Group Common Stock. Under the Company Charter, share distributions on the Liberty Media Group Common Stock consisting of TCI Group Common Stock (or related Convertible Securities) or Telephony Group Common Stock (or related Convertible Securities) are not permitted. In the Amended Charter, the TCI Ventures Group Common Stock is substituted for the Telephony Group Common Stock.

  CONVERSION AND REDEMPTION

         Conversion at the Option of the Holder. Each share of Series B TCI Ventures Group Common Stock will be convertible, at the option of the holder thereof, into one share of Series A TCI Ventures Group Common Stock. Shares of Series A TCI Ventures Group Common Stock will not be convertible into shares of Series B TCI Ventures Group Common Stock.

         Conversion at the Option of the Company. The Board of Directors may at any time declare that (i) all of the outstanding shares of Series A TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio, and (ii) all of the outstanding shares of Series B TCI Ventures Group Common Stock will be converted into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock equal to the TCI Ventures Group Optional Conversion Ratio. As more fully described below, the TCI Ventures Group Optional Conversion Ratio is the ratio of the private market value of a share of TCI Ventures Group Common Stock determined by appraisal to the public trading price of a share of TCI Group Common Stock.

         Under the Amended Charter, the "TCI Ventures Group Optional Conversion Ratio" means the quotient (calculated to the nearest five decimal places) obtained by dividing (x) the TCI Ventures Group Common Stock Per Share Value by
(y) the average Market Value of one share of Series A TCI Group Common Stock over the 20-Trading Day period ending on the Trading Day preceding the
Appraisal Date.   The TCI Ventures Group Common Stock Per Share Value will
equal the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, which will be determined in the manner provided below.

         The "TCI Ventures Group Private Market Value" means an amount equal to the private market value of the TCI Ventures Group as of the last day of the calendar month preceding the month in which the last of the two appraisers referred to in the immediately following sentence are selected (the last day of such calendar month is hereinafter referred to as the "Appraisal Date"). In the event that the Company determines to establish the TCI Ventures Group Private Market Value, an investment banking firm of recognized national standing will be designated by the Company (the "First Appraiser") and a second investment banking firm of recognized national standing will be designated by a committee of the Board of Directors all of whose members are independent directors as determined under Nasdaq National Market rules (the "Second Appraiser"). The date upon which the last of such appraisers is selected is hereinafter referred to as the "Selection Date." Not later than 20 days after the Selection Date, the First Appraiser and the Second Appraiser will each determine its initial view as to the private market value of the TCI Ventures Group as of the Appraisal Date and will consult with one another with respect thereto. Not later than the 30th day after the Selection Date, the First Appraiser and the Second Appraiser will each have determined its final view as to such private market value. If the higher of the respective final views of the First Appraiser and the Second Appraiser as to such private market value (the "Higher Appraised Amount") is not more than 120% of the lower of such respective final views (the "Lower Appraised Amount"), the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be the average of those two amounts. If the Higher Appraised Amount is more than 120% of the Lower Appraised Amount, the First Appraiser and the Second Appraiser will agree upon and jointly designate a third investment banking firm of recognized national standing (the "Mutually Designated Appraiser") to determine such private market value. The Mutually Designated Appraiser will not be provided with any of the work of the First Appraiser and the Second Appraiser. The Mutually Designated Appraiser will, no later than the 20th day after the date the Mutually Designated Appraiser is designated, determine such private market value (the "Mutually Appraised Amount"), and the TCI Ventures Group Private Market Value (subject to any adjustment described in the second succeeding paragraph) will be (i) if the Mutually Appraised Amount is between the Lower Appraised Amount and the Higher Appraised Amount, (a) the average of (1) the Mutually Appraised Amount and (2) the Lower Appraised Amount or the Higher Appraised Amount, whichever is closer to the Mutually Appraised Amount, or (b) the Mutually Appraised Amount, if neither the Lower Appraised Amount nor the Higher Appraised Amount is closer to the Mutually Appraised Amount, or (ii) if the Mutually Appraised Amount is greater than the Higher Appraised Amount or less than the Lower Appraised Amount, the average of the Higher Appraised Amount and the Lower Appraised Amount. For these purposes, if any such investment banking firm expresses its final view of the private market value of the TCI Ventures Group as a range of values, such investment banking firm's final view of such private market value will be deemed to be the midpoint of such range of values.

         Each of the investment banking firms referred to in the immediately preceding paragraph will be instructed to determine the private market value of the TCI Ventures Group as of the Appraisal Date based upon the amount a willing purchaser would pay to a willing seller, in an arm's-length transaction, if it were acquiring the TCI Ventures Group, as if the TCI Ventures Group were a publicly traded non-controlled corporation and the purchaser was acquiring all of the capital stock of such corporation and without consideration of any potential regulatory constraints limiting the potential purchasers of the TCI Ventures Group other than that which would have existed if the TCI Ventures Group were a publicly traded non-controlled entity.

         Following the determination of the TCI Ventures Group Private Market Value, the investment banking firms whose final views of the private market value of the TCI Ventures Group were used in the calculation of the TCI Ventures Group Private Market Value will determine the Adjusted Outstanding Shares of TCI Ventures Group Common Stock together with any further appropriate adjustments to the TCI Ventures Group Private Market Value resulting from such determination. The "Adjusted Outstanding Shares of TCI Ventures Group Common Stock" means a number, as determined by such investment banking firms as of the Appraisal Date, equal to the sum of the number of shares of TCI Ventures Group Common Stock outstanding, the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest, the number of shares of TCI Ventures Group Common Stock issuable upon the exchange of all Pre-Exchange Offer Securities, and the number of shares of TCI Ventures Group Common Stock issuable upon the conversion, exercise or exchange of those Convertible Securities (other than Pre-Exchange Offer Securities) the holders of which would derive an economic benefit from conversion, exercise or exchange of such Convertible Securities which exceeds the economic benefit of not converting, exercising or exchanging such Convertible Securities. The "TCI Ventures Group Common Stock Per Share Value" means the quotient obtained by dividing the TCI Ventures Group Private Market Value by the Adjusted Outstanding Shares of TCI Ventures Group Common Stock, provided that if such investment banking firms do not agree on the determinations provided for in this paragraph, the TCI Ventures Group Common Stock Per Share Value will be the average of the quotients so obtained on the basis of the respective determinations of such firms.

         If the Company determines to convert shares of Series A TCI Ventures Group Common Stock into Series A TCI Group Common Stock and shares of Series B TCI Ventures Group Common Stock into Series B TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio, such conversion will occur on a conversion date on or prior to the 120th day following the Appraisal Date. If the Company determines not to undertake such conversion, the Company may at any time thereafter undertake to reestablish the TCI Ventures Group Common Stock Per Share Value as of a subsequent date.

         Any such conversion would dilute the interests of holders of TCI Group Common Stock and would preclude holders of TCI Ventures Group Common Stock from retaining their interest in a security reflecting separately the business of the TCI Ventures Group. In addition, the adjustments in respect of Pre-Exchange Offer Securities would dilute the interests of holders of TCI Ventures Group Common Stock upon any conversion of shares of TCI Ventures Group Common Stock into TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio. See "Factors to be Considered--Potential Dilution from Issuances of TCI Ventures Group Common Stock upon Exchange of Certain Outstanding Securities."

         See Annex IV--Illustration of Certain Terms for an illustration of the conversion of TCI Ventures Group Common Stock into TCI Group Common Stock at the TCI Ventures Group Optional Conversion Ratio.

         Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock. Upon the Disposition in one transaction or a series of related transactions by the Company and its subsidiaries of all or substantially all of the properties and assets of the TCI Ventures Group to any one or more persons, entities or groups, the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to take one of the actions listed in the following paragraph. This requirement does not apply to a Disposition (a) in connection with the Disposition by the Company of all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the Company, (b) by dividend, other distribution or redemption in accordance with any provision described under "--Dividends," "--Share Distributions," "--Conversion and Redemption--Redemption in Exchange for Stock of Subsidiary" or "--Liquidation Rights," (c) to any person, entity or group which the Company, directly or indirectly, after giving effect to the Disposition, controls or (d) in connection with a Related Business Transaction. For these purposes, "substantially all of the properties and assets of the TCI Ventures Group" means a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the TCI Ventures Group as of such date.

         The action the Company is required to take is to either:

         (i) subject to the limitations described above under "--Dividends," declare and pay a dividend in cash and/or securities or other property (other than a dividend or distribution of Common Stock) to the holders of the outstanding shares of TCI Ventures Group Common Stock equally on a share for share basis (subject to the provisions described in the last sentence of the following paragraph), in an aggregate amount equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the record date for determining the holders entitled to receive such dividend and the TCI Ventures Group Net Proceeds of such Disposition;

         (ii) provided that there are assets of the Company legally available therefor and the TCI Ventures Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (i) of this paragraph, then:

                  (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the TCI Ventures Group, redeem all outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for cash and/or securities or other property (other than Common Stock) in an aggregate amount equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction as of the date of such redemption and the TCI Ventures Group Net Proceeds of such Disposition, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the following paragraph) to shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

                 (B) if such Disposition involves substantially all (but not all) of the properties and assets of the TCI Ventures Group, apply an aggregate amount of cash and/or securities or other property (other than Common Stock) equal to the product of the TCI Ventures Group Outstanding Interest Fraction as of the date shares are selected for redemption and the TCI Ventures Group Net Proceeds of such Disposition to the redemption of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, such aggregate amount to be allocated (subject to the provisions described in the last sentence of the following paragraph) to shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in the ratio of the number of shares of each such series outstanding, with the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Series A TCI Ventures Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Series A TCI Ventures Group Common Stock and each share of Series B TCI Ventures Group Common Stock is the same); or

         (iii) convert (A) each outstanding share of Series A TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series A TCI Group Common Stock and (B) each outstanding share of Series B TCI Ventures Group Common Stock into a number (or fraction) of fully paid and nonassessable shares of Series B TCI Group Common Stock, in each case equal to 110% of the average daily ratio (calculated to the nearest five decimal places) of the Market Value of one share of Series A TCI Ventures Group Common Stock to the Market Value of one share of Series A TCI Group Common Stock during the ten-Trading Day period referred to in clause (ii)(B) of this paragraph.

          The Company may elect to pay the dividend or redemption price referred to in clause (i) or (ii) of the preceding paragraph either in the same form as the proceeds of the Disposition were received or in any other combination of cash or securities or other property (other than Common Stock) that the Board of Directors determines will have an aggregate market value on a fully distributed basis, of not less than the amount of the TCI Ventures Group Net Proceeds. If the dividend or redemption price is paid in the form of securities of an issuer other than the Company, the Board of Directors may determine either to (i) pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Series A TCI Ventures Group Common Stock and another class or series of securities to holders of Series B TCI Ventures Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock), provided that if such securities constitute capital stock of a subsidiary of the Company, such rights will not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and otherwise such securities will be distributed on an equal per share basis, or
(ii) pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock.

         The Related Business Transaction exception to the foregoing requirements would enable the Company to enter into transactions in which the properties or assets of the TCI Ventures Group may be considered to be "disposed of" in exchange for equity securities of an entity engaged or proposing to engage in similar or complementary business areas to those of the TCI Ventures Group while maintaining the capital structure and delineation of business groups contemplated by the TCI Ventures Group Stock Proposal.

         The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of amounts to be paid in redemption of shares of TCI Ventures Group Common Stock following a Disposition of all of the properties and assets of the TCI Ventures Group is to allocate to the TCI Group a portion of the TCI Ventures Group Net Proceeds of the Disposition, in addition to the amount so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the portion of the consideration deliverable by the Company upon any post-Disposition exchange of Pre-Exchange Offer Securities that is in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such exchange if it had occurred prior to such Disposition. To the extent such Pre-Exchange Offer Securities are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction, the Company's obligations in respect of such securities would not be a reduction in the calculation of the TCI Ventures Group Net Proceeds. See "Factors to be Considered--Potential Dilution from Issuances of

TCI Ventures Group Common Stock upon Exchange of Certain Outstanding Securities." In the event any redemption of the TCI Ventures Group Common Stock or conversion of the TCI Ventures Group Common Stock into TCI Group Common Stock is made in circumstances in which securities or property are allocated to the TCI Group in respect of Pre-Exchange Offer Securities or other Convertible Securities entitled to receive such securities or property upon conversion, exercise or exchange (such securities or other property, the "Reserved Property"), the TCI Group will segregate and hold such property separate (in the case of any Reserved Property other than TCI Group Common Stock), or duly reserve shares of TCI Group Common Stock issuable upon such conversion, exercise or exchange, for the benefit of the holders of Pre-
Exchange Offer Securities or other Convertible Securities.   In the event the
holders of any such Pre-Exchange Offer Securities or other Convertible Securities do not convert, exercise or exchange such securities prior to the expiration of any conversion or exercise right or the retirement of such security, then the Reserved Property shall revert to the TCI Group and the former holders of TCI Ventures Group Common Stock shall have no interest in such Reserved Property.

         The option to convert the TCI Ventures Group Common Stock into TCI Group Common Stock in the event of a Disposition provides the Company with additional flexibility by allowing the Company to deliver consideration in the form of shares of TCI Group Common Stock rather than cash or securities or other properties. This alternative could be used, for example, in circumstances when the Company did not have sufficient legally available assets under the DGCL to pay the full amount of an otherwise required dividend or redemption or when the Company desired to retain such proceeds.

         If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Company in one transaction, the Company would not be required to pay a dividend on, redeem or convert the outstanding shares of TCI Ventures Group Common Stock, even if an additional transaction were consummated at a later time in which additional properties and assets of the TCI Ventures Group were disposed of by the Company, which, together with the properties and assets disposed of in the first transaction, would have constituted substantially all of the properties and assets of the TCI Ventures Group at the time of the first transaction, unless such transactions constituted a series of related transactions. The second transaction, however, could trigger such a requirement if, at the time of the second transaction, the properties and assets disposed of in such transaction constituted at least substantially all of the properties and assets of the TCI Ventures Group at such time. If less than substantially all of the properties and assets of the TCI Ventures Group were disposed of by the Company, the holders of the TCI Ventures Group Common Stock would not be entitled to receive any dividend or have their shares redeemed or converted for TCI Group Common Stock, although the Board of Directors could determine, in its sole discretion, to pay a dividend on the TCI Ventures Group Common Stock in an amount related to the proceeds of such Disposition.

         At the time of any dividend made as a result of a Disposition referred to above, the TCI Group will be credited, and the TCI Ventures Group will be charged (in addition to the charge for the dividend paid in respect of outstanding shares of TCI Ventures Group Common Stock), with an amount equal to the product of (i) the aggregate amount paid in respect of such dividend times
(ii) a fraction the numerator of which is the TCI Ventures Group Inter-Group Interest Fraction and the denominator of which is the TCI Ventures Group Outstanding Interest Fraction.

         See Annex IV--Illustration of Certain Terms for an illustration of the dividend on or redemption or conversion of TCI Ventures Group Common Stock following the Disposition of all or substantially all of the properties and assets of the TCI Ventures Group.

         Redemption in Exchange for Stock of Subsidiary. At any time at which all of the assets and liabilities attributed to the TCI Ventures Group have become and continue to be held directly or indirectly by any one or more corporations that are Qualifying Subsidiaries (the "TCI Ventures Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the Company legally available therefor, redeem on a pro rata basis, all of the outstanding shares of TCI Ventures Group Common Stock in exchange for an aggregate number of outstanding, fully paid and nonassessable shares of common stock of each TCI Ventures Group Subsidiary equal to the product of the Adjusted TCI Ventures Group Outstanding Interest Fraction and the number of outstanding shares of common stock of such TCI Ventures Group Subsidiary that are owned by the Company. The effect of using the Adjusted TCI Ventures Group Outstanding Interest Fraction, instead of the TCI Ventures Group Outstanding Interest Fraction, in the determination of shares of the TCI Ventures Group Subsidiaries deliverable in such a redemption is to allocate to the TCI Group a portion of the shares of the TCI Ventures Group Subsidiaries, in addition to the number of such shares so allocated in respect of any Inter-Group Interest, sufficient to provide for the delivery of the consideration deliverable by the Company upon any post-redemption exchange of Pre-Exchange Offer Securities that become so payable in substitution for shares of TCI Ventures Group Common Stock that would have been issuable upon such exchange if it had occurred prior to such redemption. See "Factors to be Considered--Potential Dilution from Issuances of TCI Ventures Group Common Stock upon Exchange of Certain Outstanding Securities."

         In effecting such a redemption, the Board of Directors may determine either to (i) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of separate classes or series of common stock of each TCI Ventures Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, with holders of shares of Series B TCI Ventures Group Common Stock receiving the class or series having the higher relative voting rights, or (ii) redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in exchange for shares of a single class of common stock of each TCI Ventures Group Subsidiary without distinction between the shares distributed to the holders of the two series of TCI Ventures Group Common Stock.

         See Annex IV--Illustration of Certain Terms for an illustration of the redemption of TCI Ventures Group Common Stock in exchange for common stock of the TCI Ventures Group Subsidiaries.

         Certain Provisions Respecting Convertible Securities. Unless the provisions of the Pre-Exchange Offer Securities provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any shares of TCI Ventures Group Common Stock that is issued on exchange of any Pre-Exchange Offer Securities will, immediately upon issuance pursuant to such exchange and without any notice or any other action on the part of the Company or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be converted into or redeemed in exchange for, as applicable, the kind and amount of shares of capital stock, cash and/or securities or other property that a holder of such Pre-Exchange Offer Securities would have been entitled to receive as a result of such conversion and redemption had such Pre-Exchange Offer Securities been exchanged immediately prior to such action. Unless the provisions of any class or series of Convertible Securities (other than Pre-Exchange Offer Securities) which are convertible into or exercisable or exchangeable for shares of TCI Ventures Group Common Stock provide specifically to the contrary, after any conversion date or redemption date on which all outstanding shares of TCI Ventures Group Common Stock were converted or redeemed, any share of TCI Ventures Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities will, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the Company or its Board of Directors or the holder of such share of TCI Ventures Group Common Stock, be redeemed in exchange for, to the extent assets of the Company are legally available therefor, the amount of $.01 per share in cash.

         General Conversion and Redemption Provisions. Not later than the 10th Trading Day following the consummation of a Disposition referred to above under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," the Company will announce publicly by press release (i) the TCI Ventures Group Net Proceeds of such Disposition, (ii) the number of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, (iii) the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Exchange Offer Securities), (iv) the TCI Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice and (v) the Adjusted TCI Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions described in clause
(i), (ii) or (iii) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" it has irrevocably determined to take.

         If the Company determines to pay a dividend described in clause (i) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," the Company will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which will be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition),
(iii) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, (iv) the TCI Ventures Group Net Proceeds of such Disposition, (v) the TCI Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, and (vi) the number of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof.

         If the Company determines to undertake a redemption of shares of TCI Ventures Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the TCI Ventures Group as described in clause (ii)(A) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," the Company will cause to be given to each holder of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock a notice setting forth (i) a statement that all shares of TCI Ventures Group Common Stock outstanding on the redemption date will be redeemed, (ii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of TCI Ventures Group Common Stock outstanding on the redemption date, (iv) the TCI Ventures Group Net Proceeds of such Disposition, (v) the Adjusted TCI Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the place or places where certificates for shares of TCI Ventures Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, and (vii) the number of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Exchange Offer Securities). Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

         If the Company determines to undertake a redemption of shares of TCI Ventures Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the TCI Ventures Group as described in clause (ii)(B) of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," the Company will, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock a notice setting forth (i) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which will be the date on which shares of the TCI Ventures Group Common Stock then outstanding will be selected for redemption, (ii) the anticipated redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of TCI Ventures Group Common Stock selected for redemption, (iv) the TCI Ventures Group Net Proceeds of such Disposition, (v) the TCI Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (vi) the number of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof, and (vii) a statement that the Company will not be required to register a transfer of any shares of TCI Ventures Group Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly following the date referred to in clause (i) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the Company will cause to be given to each holder of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock to be redeemed, a notice setting forth
(i) the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock held by such holder to be redeemed, (ii) a statement that such shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock will be redeemed, (iii) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (iv) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such TCI Ventures Group Common Stock to be redeemed, including details as to the calculation thereof, and (v) the place or places where certificates for shares of such TCI Ventures Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The outstanding shares of TCI Ventures

Group Common Stock to be redeemed will be redeemed by the Company pro rata among the holders of TCI Ventures Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

         In the event of any conversion as described above under "--Conversion and Redemption--Conversion at the Option of the Company" or "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock," the Company will cause to be given to each holder of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock a notice setting forth (i) a statement that all outstanding shares of TCI Ventures Group Common Stock will be converted, (ii) the conversion date (which will not be more than 85 Trading Days following the consummation of such Disposition in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" and which will not be more than 120 days after the Appraisal Date in the event of a conversion pursuant to the provisions described under "--Conversion and Redemption--Conversion at the Option of the Company"), (iii) the per share number (or fraction) of shares of Series A TCI Group Common Stock or Series B TCI Group Common Stock, as applicable, to be received with respect to each share of Series A TCI Ventures Group Common Stock or Series B TCI Ventures Group Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of TCI Ventures Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered, and (v) the number of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock, and the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof. Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the conversion date.

         If the Company determines to redeem shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock as described above under "--Conversion and Redemption--Redemption in Exchange for Stock of Subsidiary," the Company will promptly cause to be given to each holder of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock a notice setting forth (i) a statement that all outstanding shares of TCI Ventures Group Common Stock will be redeemed in exchange for shares of common stock of the TCI Ventures Group Subsidiaries, (ii) the redemption date, (iii) the Adjusted TCI Ventures Group Outstanding Interest Fraction as of a recent date preceding the date of such notice, (iv) the place or places where certificates for shares of TCI Ventures Group Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement), are to be surrendered for delivery of certificates for shares of common stock of the TCI Ventures Group Subsidiaries, and (v) the number of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock and the number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities are Pre-Exchange Offer Securities). Such notice will be sent not less than 35 Trading Days nor more than 45 Trading Days prior to the redemption date.

         In each case in which a notice is required to be given to holders of outstanding shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock in accordance with the preceding five paragraphs (other than a notice to holders of shares selected for redemption), notice shall also be given, within the required time period, to each holder of Convertible Securities that are convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), which notice shall include, in addition to all of the information set forth in the corresponding notice to holders of TCI Ventures Group Common Stock, a statement to the effect that the holders of such Convertible Securities will be entitled to receive the dividend, participate in the redemption of shares following a Disposition or in the selection of shares for redemption, participate in the conversion of shares or participate in the redemption of shares in exchange for stock of the TCI Ventures Group Subsidiaries only if such holder appropriately converts, exercises or exchanges such Convertible Securities on or prior to the record date for the dividend, redemption date, date fixed for selection of shares to be redeemed or conversion date, as applicable, set forth in such notice. In the case of a redemption or conversion of shares of TCI Ventures Group Common Stock, the notice to holders of Convertible Securities shall also state what, if anything, such holders will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, the provision described under "--Conversion and Redemption--Certain Provisions Respecting Convertible Securities" if such holders convert, exercise or exchange such Convertible Securities following the redemption date or conversion date, as applicable.

         All notices required to be given in accordance with the preceding paragraphs will be sent to a holder by first-class mail, postage prepaid, at the holder's address as the same appears on the transfer books of TCI. Neither the failure to mail any notice to any particular holder of TCI Ventures Group Common Stock or of Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of TCI Ventures Group Common Stock or of Convertible Securities, or the validity of any conversion or redemption.

         The Company will not be required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of TCI Ventures Group Common Stock upon any conversion, redemption, dividend or other distribution described above. In connection with the determination of the number of shares of any class of capital stock that is issuable or the amount of securities that is deliverable to any holder of record upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities), the Company may aggregate the number of shares of TCI Ventures Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of TCI Ventures Group Common Stock is a fraction, the Company will, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction will be (i) in the case of any fraction of a share of capital stock of the Company, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

         No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of TCI Ventures Group Common Stock; provided, however, that if the conversion date or the redemption date with respect to the TCI Ventures Group Common Stock is subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of TCI Ventures Group Common Stock at the close of business on such record date will be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the conversion or redemption of such shares or the Company's default in payment of the dividend or distribution due on such date.

         Before any holder of shares of TCI Ventures Group Common Stock will be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to any conversion or redemption of shares of TCI Ventures Group Common Stock, such holder is required to surrender at such place as the Company will specify certificates for such shares, properly endorsed or assigned for transfer (unless the Company waives such requirement). The Company will as soon as practicable after surrender of certificates representing shares of TCI Ventures Group Common Stock deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person is entitled, together with any payment for fractional securities referred to above. If less than all of the shares of TCI Ventures Group Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of TCI Ventures Group Common Stock not redeemed.
The Company will not be required to register a transfer of (i) any shares of TCI Ventures Group Common Stock for a period of 15 Trading Days next preceding any selection of shares of TCI Ventures Group Common Stock to be redeemed or
(ii) any shares of TCI Ventures Group Common Stock selected or called for redemption. Shares selected for redemption may not thereafter be converted pursuant to the provisions described under "--Conversion and Redemption--Conversion at the Option of the Holder."

         From and after any applicable conversion date or redemption date, all rights of a holder of shares of TCI Ventures Group Common Stock that were converted or redeemed will cease except for the right, upon surrender of the certificates representing shares of TCI Ventures Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were converted or redeemed, together with any payment for fractional securities, and such holder will have no other or further rights in respect of the shares of TCI Ventures Group Common Stock so converted or redeemed, including, but not limited to, any rights with respect to any cash, securities or other property which are reserved or otherwise designated by the Company as being held for the satisfaction of the Company's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities outstanding as of the date of such conversion or redemption. No holder of a certificate that, immediately prior to the applicable conversion date or redemption date for the TCI Ventures Group Common Stock, represented shares of TCI Ventures Group Common Stock will be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the TCI Ventures Group Common Stock was converted or redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions

(without interest) which theretofore became payable with respect to a record date after the conversion date or redemption date, as the case may be, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion date or redemption date, as the case may be, of TCI Ventures Group Common Stock, the Company will, however, be entitled to treat the certificates for shares of TCI Ventures Group Common Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of TCI Ventures Group Common Stock represented by such certificates have been converted or redeemed, notwithstanding the failure to surrender such certificates.

         The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of TCI Ventures Group Common Stock. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of TCI Ventures Group Common Stock so converted or redeemed were registered and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

  LIQUIDATION RIGHTS

         In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (i) the holders of the shares of TCI Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (ii) the holders of the shares of Liberty Media Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-Trading Day period and (iii) the holders of the shares of TCI Ventures Group Common Stock will share equally, on a share for share basis, in a percentage of the funds of the Company remaining for distribution to its common stockholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where W is the aggregate Market Capitalization of the Series A TCI Group Common Stock and the Series B TCI Group Common Stock, X is the aggregate Market Capitalization of the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock, Y is the aggregate Market Capitalization of the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock, and Z is the aggregate Market Capitalization of the Series A TCI Group Common Stock, the Series B TCI Group Common Stock, the Series A Liberty Media Group Common Stock, the Series B Liberty Media Group Common Stock, the Series A TCI Ventures Group Common Stock and the Series B TCI Ventures Group Common Stock. Neither a consolidation, merger nor sale of assets will be construed to be a "liquidation," "dissolution" or "winding up" of the Company. The "Market Capitalization" of any class or series of capital stock of the Company on any trading day means the product of (i) the Market Value of one share of such class or series on such trading day and (ii) the number of shares of such class or series outstanding on such trading day.

         No holder of TCI Ventures Group Common Stock will have any special right to receive specific assets of the TCI Ventures Group in the case of any dissolution, liquidation or winding up of the Company.

  DETERMINATIONS BY THE BOARD OF DIRECTORS

         Any determinations made by the Board of Directors under any provision described under "Description of TCI Ventures Group Common Stock and Effects on Existing Common Stock" will be final and binding on all stockholders of the Company, except as may otherwise be required by law. Such a determination would not be binding if it were established that the determination was made in breach of a fiduciary duty of the Board of Directors. See "Factors to be Considered--Fiduciary Duties of the Board of Directors Are to All Stockholders Regardless of Class or Series." The Company will prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and will file such statement with the Secretary of the Company.

  PREEMPTIVE RIGHTS

         The holders of the TCI Group Common Stock, Liberty Media Group Common Stock and TCI Ventures Group Common Stock will not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that may hereafter be issued by the Company.

CERTAIN DEFINITIONS

         As used in this Proxy Statement, the following terms have the meanings specified below:

         "Adjusted TCI Ventures Group Outstanding Interest Fraction", as of any date, means a fraction the numerator of which is the aggregate number of shares of Series A TCI Ventures Group Common Stock and Series B TCI Ventures Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of outstanding shares, (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date, and (c) the aggregate number of shares of Series A TCI Ventures Group Common Stock issuable, determined as of such date, upon exchange of Pre-Exchange Offer Securities.

         "Convertible Securities" means any securities of the Company (other than any series of Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

         "Disposition" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

         The "Liberty Media Group Available Dividend Amount," as of any date, means the product of the Liberty Media Group Outstanding Interest Fraction and either (i) the excess of (a) an amount equal to the total assets of the Liberty Media Group less the total liabilities (not including preferred stock) of the Liberty Media Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group or (ii) in case there is no such excess, an amount equal to Company Earnings (Loss) Attributable to the Liberty Media Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. The "Company Earnings (Loss) Attributable to the Liberty Media Group," for any period, means the net earnings or loss of the Liberty Media Group for such period determined on a basis consistent with the determination of the net earnings or loss of the Liberty Media Group for such period as presented in the combined financial statements of the Liberty Media Group for such period, including income and expenses of the Company attributed to the operations of the Liberty Media Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The Liberty Media Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the Liberty Media Group Common Stock under the DGCL if the Liberty Media Group were a separate Delaware corporation.

         "Market Value" of a share of any class or series of capital stock of the Company on any day means the average of the high and low reported sale prices regular way of a share of such class or series on such day (if such day is a trading day, and if such day is not a trading day, on the trading day immediately preceding such day) or in case no such reported sale takes place on such trading day the average of the reported closing bid and asked prices regular way of a share of such class or series on such trading day, in either case on the Nasdaq National Market, or if the shares of such class or series are not quoted on the Nasdaq National Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the market value of a share of such class or series as determined by the Board of Directors; provided, that for purposes of determining the ratios described under "--Conversion and Redemption--Conversion at the Option of the Company," "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" and "--Liquidation Rights," (a) the "Market Value" of a share of any series of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such series of Common Stock will be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of a share of any series of Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such series of Common Stock or (ii) the "ex" date or any similar date for any dividend or distribution with respect to any such series of Common Stock in shares of such series of Common Stock, will be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

         "Pre-Exchange Offer Securities" means those convertible notes due December 12, 2021 issued by TCI UA, Inc., a Subsidiary of the Company, which notes prior to the Exchange Offers are exchangeable for shares of Series A TCI Group Common Stock and Series A Liberty Media Group Common Stock.

         A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets of a Group in which the Company receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the applicable Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the applicable Group or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the applicable Group prior to such Disposition, as determined in good faith by the Board of Directors.

         The "TCI Group Available Dividend Amount," as of any date, means either (i) the excess of (a) an amount equal to the total assets of the TCI Group less the total liabilities (not including preferred stock) of the TCI Group as of such date over (b) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of TCI Group Common Stock and each class or series of Preferred Stock attributed to the TCI Group or (ii) in case there is no such excess, an amount equal to the Company Earnings (Loss) Attributable to the TCI Group (if positive) for the fiscal year in which such date occurs and/or the preceding fiscal year. "Company Earnings (Loss) Attributable to the TCI Group," for any period, means the net earnings or loss of the TCI Group for such period determined on a basis consistent with the determination of the net earnings or loss of the TCI Group for such period as presented in the combined financial statements of the TCI Group for such period, including income and expenses of the Company attributed to the operations of the TCI Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and income taxes. The TCI Group Available Dividend Amount is intended to be similar to the amount that would be legally available for the payment of dividends on the TCI Group Common Stock under the DGCL if the TCI Group were a separate Delaware corporation.

         "TCI Ventures Group Inter-Group Interest Fraction," as of any date, shall mean a fraction the numerator of which is the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and the denominator of which is the sum of (a) such Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date and (b) the aggregate number of shares of TCI Ventures Group Common Stock outstanding as of such date.

         "TCI Ventures Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the TCI Ventures Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by TCI in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of the second paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock" (or which would have been payable but for the utilization of tax benefits attributable to the TCI Group or the Liberty Media Group), (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities and other obligations (contingent or otherwise) of, or attributed to, the TCI Ventures Group, including, without limitation, any indemnity or guarantee obligations incurred in connection with the Disposition or any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the TCI Ventures Group (but without duplication of amounts allocated for the satisfaction of the Company's obligations with respect to the Pre-Exchange Offer Securities which are included in the determination of the Adjusted TCI Ventures Group Outstanding Interest Fraction and the TCI Ventures Group Preferred Interest). For purposes of this definition, any properties and assets of the TCI Ventures Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property, including for the purpose of determining the equivalent value thereof if the Board of Directors determines to pay a dividend or redemption price in cash or securities or other property as provided in the third paragraph under "--Conversion and Redemption--Mandatory Dividend, Redemption or Conversion of TCI Ventures Group Common Stock."

         "TCI Ventures Group Outstanding Interest Fraction," as of any date, shall mean a fraction the numerator of which is the aggregate number of shares of TCI Ventures Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Series A TCI Ventures Group Common Stock outstanding on such date and (b) the Number of Shares Issuable with Respect to the TCI Ventures Group Inter-Group Interest as of such date.

             [THE FOLLOWING DESCRIPTION APPEARS IN THE COMPANY'S
                 PRELIMINARY PROXY STATEMENT ON PAGES 72-75]


EXISTING CAPITAL STOCK

         Each series of Common Stock and each class and series of Preferred Stock currently outstanding will remain authorized following approval of the TCI Ventures Group Stock Proposal.

         No shares of Telephony Group Common Stock have been issued or are outstanding. As of March 31, 1997, 598,204,963 shares of Series A TCI Group Common Stock (net of shares held by subsidiaries of TCI), 84,647,065 shares of Series B TCI Group Common Stock, 228,749,797 shares of Series A Liberty Media Group Common Stock and 21,187,969 shares of Series B Liberty Media Group Common Stock had been issued and were outstanding and 116,853,196 shares of Series A TCI Group Common Stock were held by subsidiaries of the Company. As of that date, 126,384,805 shares of Series A TCI Group Common Stock and 30,616,358 shares of Series A Liberty Media Group Common Stock were reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options. In addition, TCI has reserved a number of shares of Series A TCI Group Common Stock equal to the number of shares of Series B TCI Group Common Stock outstanding, and a number of shares of Series A Liberty Media Group Common Stock equal to the number of shares of Series B Liberty Media Group Common Stock outstanding, in either case for issuance upon conversion, at the option of the holder, of the Series B TCI Group Common Stock and Series B Liberty Media Group Common Stock, respectively. Additionally, subsidiaries of the Company own shares of the Company's Convertible Redeemable Participating Preferred Stock, Series F (the "Series F Preferred Stock"), which are convertible in the aggregate into 416,528,172 shares of Series A TCI Group Common Stock. For a more complete description of the existing terms of the TCI Group Common Stock and the Liberty Media Group Common Stock, reference is made to the Company's Registration Statement on Form 8-A dated July 11, 1995, as amended by Amendment No. 1 dated September 29, 1995 and Amendment No. 2 dated October 25, 1995, filed by the Company with the SEC under the Exchange Act, and to the Company Charter. See "ADDITIONAL INFORMATION."

         Of the 52,375,096 shares of Preferred Stock authorized by the Company Charter, 700,000 shares are designated Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred Stock"), 1,675,096 shares are designated Class B Preferred Stock and 50,000,000 shares are designated as Series Preferred Stock, issuable in series. Of the Series Preferred Stock, 80,000 shares are designated as Series C Preferred Stock, 1,000,000 shares are designated as Convertible Preferred Stock, Series D (the "Series D Preferred Stock"), 400,000 shares are designated as Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"), 500,000 shares are designated as Series F Preferred Stock, 7,259,380 shares are designated as Series G Preferred Stock and 7,259,380 shares are designated as Series H Preferred Stock. All of the shares of Class A Preferred Stock have previously been redeemed and retired and may not be reissued, thereby reducing the number of authorized shares of Preferred Stock. All of the shares of Series E Preferred Stock have previously been redeemed and retired, with the effect that such shares have been restored to the status of authorized and unissued shares of Series Preferred Stock, may be reissued as shares of another series of Series Preferred Stock, but may not be reissued as Series E Preferred Stock.

         As of March 31, 1997, 1,620,026 shares of Class B Preferred Stock, 70,575 shares of Series C Preferred Stock, 997,222 shares of Series D Preferred Stock, 278,307 shares of Series F Preferred Stock, 6,693,117 shares of Series G Preferred Stock and 6,693,117 shares of Series H Preferred Stock were outstanding. All of the outstanding shares of Series F Preferred Stock are held by subsidiaries of the Company. The liquidation preference as of such date of the Class B Preferred Stock was $100 per share, of the Series C Preferred Stock was $2,375 per share, of the Series D Preferred Stock was $300 per share, of the Series F Preferred Stock was $.01 per share, of the Series G Preferred Stock was $21.60 per share, and of the Series H Preferred Stock was $5.40 per share. After receipt of their liquidation preference, holders of Series F Preferred Stock are entitled to receive from the assets of the Company available for distribution to common stockholders an amount equal to the amount per share to be distributed to holders of Series A TCI Group Common Stock in such liquidation, multiplied by the number of shares of Series A TCI Group Common Stock into which their shares of Series F Preferred Stock are then convertible. As of the date of this Proxy Statement, (i) each share of Series
C Preferred Stock is convertible at the option of the holder into 116.24 shares of Series A TCI Group Common Stock and 37 shares of Series A Liberty Media Group Common Stock; (ii) each share of Series D Preferred Stock is convertible at the option of the holder into 10 shares of Series A TCI Group Common Stock, three and one-half shares of Series A Liberty Media Group Common Stock and one share of the Series A common stock of Satellite; (iii) each share of Series F Preferred Stock is convertible into 1,496.65 shares of Series A TCI Group

Common Stock; (iv) each share of Series G Preferred Stock is convertible at the option of the holder into 1.190 shares of Series A TCI Group Common Stock, and
(v) each share of Series H Preferred Stock is convertible at the option of the holder into .2625 shares of Series A Liberty Media Group Common Stock, in each case subject to antidilution adjustments. The Series C Preferred Stock, the Series G Preferred Stock and Series H Preferred Stock are required to be redeemed by the Company out of legally available funds on August 8, 2001, February 1, 2016 and February 1, 2016, respectively. The Series D Preferred Stock is redeemable at the option of the holder at any time after the tenth anniversary of its issuance.

         The Class B Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock are each entitled to vote, on the basis of one vote per share, together with the Common Stock and any class or series of Preferred Stock of the Company entitled to vote thereon, in the general election of directors of the Company. The holders of shares of Series C Preferred Stock are entitled to vote such shares on an as converted basis on all matters submitted to a vote of holders of Common Stock and any other class of capital stock of the Company entitled to vote generally on the election of directors. The consent of the holders of 66 2/3% of the aggregate liquidation value of the Series D Preferred Stock is required in order for the Company to create any series of Preferred Stock that is senior to the Series D Preferred Stock. Except as described above and as otherwise required by the DGCL, the Preferred Stock of the Company has no voting rights. The terms of the various classes and series of the Company's Preferred Stock include provisions that restrict the redemption or repurchase of and the payment of dividends or the making of distributions on the Common Stock if any dividends are in arrears on the Preferred Stock or if the Company has failed to redeem any shares of Preferred Stock that it was required to redeem.

         The foregoing description of certain terms of the outstanding classes and series of Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Company Charter (including the Certificate of Designation with respect to each outstanding series of Preferred Stock).

ANTI-TAKEOVER CONSIDERATIONS

         The DGCL, the Company Charter and the Company's Bylaws contain provisions which may serve to discourage or make more difficult a change in control of the Company without the support of the Board of Directors or without meeting various other conditions. The principal provisions of the DGCL and the aforementioned corporate governance documents are outlined below.

         DGCL Section 203, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the time such stockholder became an "interested stockholder," unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of DGCL Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market or held of record by more than 2,000 stockholders.

         The Company Charter does not contain any provision "opting out" of the application of DGCL Section 203 and the Company has not taken any of the actions necessary for it to "opt out" of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between the Company and any of its "interested stockholders."

         The Company Charter also contains certain provisions which could make a change in control of the Company more difficult. For example, the Company Charter requires, subject to the rights, if any, of any class or series of Preferred Stock, the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve (i) a merger or consolidation of the Company with, or into, another corporation, other than a merger or consolidation which does not require the consent of stockholders under the DGCL or a merger or consolidation which has been approved by 75% of the members of the Board of Directors (in which case, in accordance with the DGCL, the affirmative vote of a majority of the total voting power of the outstanding Voting Securities would, with certain exceptions, be required for approval), (ii) the sale, lease or exchange of all or substantially all of the property and assets of the Company or (iii) the dissolution of the Company. "Voting Securities" is currently defined as the TCI Group Common Stock, the Liberty Media Group Common Stock, the Telephony Group Common Stock (of which no shares have been issued) and any class or series of Preferred Stock entitled to vote generally with the holders of Common Stock on matters submitted to stockholders for a vote, and if the TCI Ventures Group Stock Proposal is approved, would include the TCI Ventures Group Common Stock (which would be substituted for the Telephony Group Common Stock). The Company Charter also provides for a Board of Directors of not less than three members, divided into three classes of approximately equal size, with each class to be elected for a three-year term at each annual meeting of stockholders. The exact number of directors, currently 10, is fixed by the Board of Directors. The holders of Voting Securities and of Class B Preferred Stock, Series C Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, vote in elections for directors. (The holders of the Company's Series F Preferred Stock are entitled to vote in the election of directors; however, the DGCL prohibits the voting of such shares because such shares are held by subsidiaries of the Company.) Stockholders of the Company do not have cumulative voting rights.

         The Company Charter authorizes the issuance of 50,000,000 shares of Series Preferred Stock, of which 33,901,240 remain available for issuance as March 31, 1997. Under the Company Charter, the Board of Directors is authorized, without further action by the stockholders of the Company, to establish the preferences, limitations and relative rights of the Series Preferred Stock. In addition, 1,900,000,000 shares of TCI Group Common Stock, 825,000,000 shares of Liberty Media Group Common Stock and 825,000,000 shares of Telephony Group Common Stock are currently authorized by the Company Charter, of which 1,100,294,776 shares of TCI Group Common Stock, 575,062,234 shares of Liberty Media Group Common Stock and 825,000,000 shares of Telephony Group Common Stock remain available for issuance as of March 31, 1997 (without taking into consideration shares reserved for issuance upon conversion, exchange or exercise of outstanding convertible or exchangeable securities and options). If the TCI Ventures Group Stock Proposal is approved by stockholders, the 825,000,000 authorized shares of Telephony Group Common Stock would become authorized shares of TCI Ventures Group Common Stock. The issue and sale of shares of TCI Group Common Stock and Liberty Media Group Common Stock, TCI Ventures Group Common Stock and/or Series Preferred Stock could occur in connection with an attempt to acquire control of the Company, and the terms of such shares of Series Preferred Stock could be designed in part to impede the acquisition of such control.

         The Company Charter requires the affirmative vote of 66 2/3% of the total voting power of the outstanding shares of Voting Securities, voting together as a single class, to approve any amendment, alteration or repeal of any provision of the Company Charter or the addition or insertion of other provisions therein.

         The Company Charter and the Company's Bylaws provide that a special meeting of stockholders will be held at any time, subject to the rights of the holders of any class or series of Preferred Stock, upon the call of the Secretary of the Company upon (i) the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding shares of Voting Securities or (ii) at the request of not less than 75% of the members of the Board of Directors. Subject to the rights of any class or series of Preferred Stock, the Company's Bylaws require that written notice of the intent to make a nomination at a meeting of stockholders must be received by the Secretary of the Company, at the Company's principal executive offices, not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. The notice must contain: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of the Company's Voting Securities entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each proposed nominee been nominated, or intended to be nominated, by the Board of Directors; and (5) the consent of each nominee to serve as a director of the Company if so elected. Any actions to remove directors is required to be for "cause" (as defined in the Company Charter) and be approved by the holders of 66 2/3% of the total voting power of the outstanding shares entitled to vote in the election of directors.

         The Company believes that the TCI Ventures Group Stock Proposal, if approved by the stockholders, should not make a change in control of the Company more difficult. The number of authorized shares of Common Stock will not increase and, although the number of outstanding shares will increase upon the issuance of the TCI Ventures Group Common Stock, the cost to an acquiring person of obtaining majority control would depend on the aggregate market value and the terms of the outstanding shares. The Company cannot predict whether, to what extent or during what periods of time such cost may increase or decrease. See "Factors to be Considered--No Assurance as to Market Price."

         Nevertheless, the existence of the TCI Ventures Group Common Stock would present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. For example, a potential acquiror would have to take into consideration that holders of different series of Common Stock might be more or less receptive to the acquiror's proposal, that a tender offer would have to be structured so as to take into account different prices at which shares of the different series might be acquired, that a merger would require allocation of consideration among the different series of Common Stock and the effects of actions the Company might take such as causing a conversion of the TCI Ventures Group Common Stock.

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------
    1        Restated Certificate of Incorporation of the Company dated August 4,
             1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994,
             October 21, 1994, January 26, 1995, August 3, 1995, August 3, 1995,
             January 25, 1996, January 25, 1996 and April 7, 1997.

    2        Proposed Amendments to the Restated Certificate of Incorporation of the
             Company to be filed with the Delaware Secretary of State in the event that such amendments are approved by the stockholders of the Company at the Company's annual meeting of stockholders to be held on
             August 28, 1997.

   *3        Bylaws of the Company as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for
             the year ended December 31, 1994, as amended by Form 10-K/A (Commission
             File No. 0-20421)).

------------------
* Incorporated by reference as indicated pursuant to Rule 12b-32.